Exhibit 23.2

THE LAW OFFICE OF

CONRAD C. LYSIAK, P.S.

601 West First Avenue, Suite 903

Spokane, Washington 99201

(509) 624-1475

FAX: (509) 747-1770

EMAIL: cclysiak@lysiaklaw.com

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with Post Effective Amendment No. 1 to the Form S-1 Registration Statement (SEC file no. 333-177918) filed with the Securities and Exchange Commission as attorney for the registrant, Eurocan Holdings Ltd.

DATED this 22nd day of August, 2013.

Yours truly,

The Law Office of Conrad C. Lysiak, P.S.

BY:	/s/ Conrad C. Lysiak
Conrad C. Lysiak